CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 31, 2003, relating to the financial statements and financial highlights of American Funds Insurance Series, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants", and "Prospectuses and Reports to Shareholders" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
January 15, 2004